As filed with the Securities & Exchange Commission on December 10, 2003

                                          Registration No. 333-


       SECURITIES AND EXCHANGE COMMISSION
              Washington, DC  20549


                    FORM S-8
             REGISTRATION STATEMENT
                      UNDER
           THE SECURITIES ACT OF 1933

             TELCO-TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware                                          22-3328734
(State or other                             (I.R.S. Employer
jurisdiction of                               Identification
incorporation or                                     Number)
organization)

               68 Skyview Terrace
            Clifton, New Jersey 07013
                 (973) 523-0835
(Address and Telephone of Principal Executive Offices) (Zip Code)

2003 Consultant Stock Compensation Plan, as amended
              (Full Title of Plan)

          Donald R. McKelvey, President
               68 Skyview Terrace
            Clifton, New Jersey 07013
                 (973) 523-0835
(Name, address and telephone number of agent for service)

                   Copies to:
               David M. Kaye, Esq.
       Danzig Kaye Cooper Fiore & Kay, LLP
         P.O. Box 333, 30A Vreeland Road
      Florham Park, New Jersey  07932-0333
                 (973) 443-0600

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     CALCULATION OF REGISTRATION FEE

                                        PROPOSED  PROPOSED
TITLE OF                      MAXIMUM   MAXIMUM   AMOUNT
SECURITIES                    OFFERING  AGGREGATE OF
TO BE          AMOUNT TO BE   PRICE PER OFFERING  REGISTRA-
REGISTERED     REGISTERED     SHARE (1) PRICE (1) TION FEE


Common Stock,
par value
$.001
per share(2)   6,000,000(2)   $.095     $570,000  $46.12


TOTAL REGISTRATION FEE                            $46.12

_____________________

(1) Calculated in accordance with Rule 457(c) using the average of the bid and asked price for the Common Stock on December 4, 2003.

(2) 6,000,000 additional shares of common stock, par value $.001 per share (the "Common Stock") of Telco-Technology, Inc., a Delaware corporation (the "Company") are being registered for issuance pursuant to the Telco-Technology, Inc. 2003 Consultant Stock Compensation Plan, as amended (the "Plan"). These shares reflect an increase of 6,000,000 shares authorized under the Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers, in addition to the number of shares stated above, an indeterminable number of shares which may be subject to grant or otherwise issuable as a result of stock splits, stock dividends or similar transactions.

                           EXPLANATORY NOTE

     This Registration Statement is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. The Company is hereby registering an additional 6,000,000 shares of Common Stock issuable pursuant to the Plan. Pursuant to General Instruction E to Form S-8, the Company incorporates by reference herein the contents of the Registration Statement on Form S-8 (File No. 333-104340) filed by the Company on April 7, 2003, relating to the Plan, including the information incorporated therein by reference.

     Originally, 6,000,000 shares of Common Stock were authorized for issuance under the Plan. On December 1, 2003, the Board of Directors approved an amendment to the Plan to increase the aggregate number of shares of Common Stock issuable under the Plan from 6,000,000 to 12,000,000. This Registration Statement covers the increase of 6,000,000 shares of Common Stock issuable under the Plan.



                                PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.   Exhibits.

       The following exhibits are attached hereto:

Exhibit No.    Description of Exhibit                            Page No.

 5.1       Opinion letter of Danzig Kaye Cooper Fiore & Kay, LLP

23.1 Consent of Danzig Kaye Cooper Fiore & Kay, LLP, included in Opinion of Counsel filed as Exhibit 5.1

23.2       Consent of Malone & Bailey, PLLC

99.1 2003 Consultant Stock Compensation Plan, as amended December 1, 2003

                               SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clifton, State of New Jersey on December 9, 2003.

                                        TELCO-TECHNOLOGY, INC.


                                        By:  /s/ Donald R. McKelvey
                                        Donald R. McKelvey,
                                        Chairman of the Board and President


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Title                         Date


/s/ Donald R. McKelvey    Chairman of the Board,       12/9/03
Donald R. McKelvey        President, Treasurer
                          and Director (Principal
                          Executive Officer and
                          Principal Financial and
                          Accounting Officer)

/s/ Robert W. McKelvey    Secretary and                12/9/03
Robert W. McKelvey        Director